UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 26, 2018

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.         Entry into a Material Definitive Agreement.

Public Offering

On July 26, 2018, Nabriva Therapeutics plc (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as representative of a group of underwriters named therein (the “Underwriters”), relating to an underwritten public offering of 18,181,818 ordinary shares (the “Underwritten Shares”), $0.01 nominal value per share (the “Ordinary Shares”). All of the Underwritten Shares were sold by the Company. The offering price of the Underwritten Shares to the public was $2.75 per share, and the Underwriters purchased the Underwritten Shares from the Company pursuant to the Underwriting Agreement at a price of $2.585 per share (the “Purchase Price”). Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 2,727,272 Ordinary Shares (the “Option Shares” and, together with the Underwritten Shares, the “Shares”) at the Purchase Price. The Company estimates that the net proceeds from the offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, were approximately $46.1 million (or will be approximately $53.1 million if the Underwriters exercise in full their option to purchase the Option Shares).

The Underwritten Shares were, and any Option Shares will be, issued pursuant to a shelf registration statement on Form S-3 that was originally filed with the Securities Exchange Commission (“SEC”) on March 16, 2018 and declared effective by the SEC on April 27, 2018 (File No. 333-223739). A prospectus supplement relating to the offering has been filed with the SEC. The closing of the offering took place on July 31, 2018.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated by reference herein. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of A&L Goodbody relating to the Shares is attached as Exhibit 5.1 hereto.

Item 8.01.         Other Events.

The full text of the press release announcing the pricing of the underwritten public offering on July 26, 2018 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 26, 2018, by and among Nabriva Therapeutics plc and Morgan Stanley & Co. LLC, as representative of the underwriters named therein
5.1	Opinion of A&L Goodbody
23.1	Consent of A&L Goodbody (included in Exhibit 5.1)
99.1	Press Release dated July 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABRIVA THERAPEUTICS PLC

Date: August 1, 2018	By:	/s/ Theodore R. Schroeder
Theodore R. Schroeder
Chief Executive Officer